Exhibit 4.3

EXECUTION COPY

TRUST SUPPLEMENT NO. 2012-1B

Dated as of July 3, 2012

between

DELTA AIR LINES, INC.

and

U.S. BANK TRUST NATIONAL ASSOCIATION,

as Trustee,

To

PASS THROUGH TRUST AGREEMENT

Dated as of November 16, 2000

Delta Air Lines Pass Through Trust 2012-1B

Delta Air Lines Pass Through Certificates,

Series 2012-1B

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(2012-1 EETC)

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Section 10.01	Final Termination Date	27
Section 10.02	Basic Agreement Ratified	27
Section 10.03	Governing Law	27
Section 10.04	Counterparts	28
Section 10.05	Intention of Parties	28

EXHIBITS

Exhibit A—	Form of Certificate
Exhibit B—	DTC Letter of Representations

SCHEDULES

Schedule I-A—	Series B Equipment Note Principal Payments
Schedule I-B—	Aggregate Series B Equipment Note Principal Payments
Schedule II—	Series B Equipment Notes, Principal Amounts, Maturities and Aircraft
Schedule III—	Note Documents

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TRUST SUPPLEMENT NO. 2012-1B

This TRUST SUPPLEMENT NO. 2012-1B, dated as of July 3, 2012 (as amended from time to time, the “Trust Supplement”), between DELTA AIR LINES, INC., a Delaware corporation (together with any successor in interest pursuant to Section 5.02 of the Basic Agreement, the “Company” or “Delta”), and U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association, as successor trustee (together with any successor in interest and any successor or other trustee appointed as provided in the Basic Agreement, the “Trustee”) under the Pass Through Trust Agreement, dated as of November 16, 2000, between the Company and U.S. Bank Trust National Association, as successor in interest to State Street Bank and Trust Company of Connecticut, National Association (the “Basic Agreement”).

W I T N E S S E T H:

WHEREAS, the Basic Agreement, which is unlimited as to the aggregate face amount of Certificates that may be issued and authenticated thereunder, has heretofore been executed and delivered;

WHEREAS, Delta is the owner of the 31 aircraft described in Schedule II (the “Aircraft”), which Aircraft are subject to financings described in Schedule I to the NPA, and Delta wishes to re-finance the Aircraft pursuant to the NPA;

WHEREAS, pursuant to each Indenture, Delta will issue on a recourse basis two series of Equipment Notes secured by the related Aircraft and may issue one additional series of Additional Equipment Notes and one or more series of Refinancing Equipment Notes, provided that, not more than three series of Equipment Notes shall be outstanding at any time;

WHEREAS, the Trustee shall hereby declare the creation of the Class B Trust (as defined below) for the benefit of Holders of the Class B Certificates (as defined below) to be issued in respect of such Class B Trust, and the initial Holders of the Class B Certificates, as grantors of such Class B Trust, by their respective acceptances of the Class B Certificates, shall join in the creation of the Class B Trust with the Trustee;

WHEREAS, all Certificates to be issued by the Class B Trust will evidence Fractional Undivided Interests in the Class B Trust and will have no rights, benefits or interests in respect of any other separate Trust or the property held therein;

WHEREAS, the Escrow Agent and the Underwriters have contemporaneously herewith entered into an Escrow Agreement with the Escrow Paying Agent pursuant to which the Underwriters will deliver to the Escrow Agent the proceeds from the sale of the Class B Certificates, and have irrevocably instructed the Escrow Agent to withdraw and pay funds from such proceeds upon request and proper certification by the Trustee to purchase Series B Equipment Notes pursuant to the NPA and the applicable Participation Agreements from time to time prior to the Delivery Period Termination Date;

WHEREAS, the Escrow Agent on behalf of the Class B Certificateholders has contemporaneously herewith entered into a Deposit Agreement with the Depositary under which the Deposits referred to herein will be made and from which Deposits it will withdraw funds to allow the Trustee to purchase Series B Equipment Notes from time to time prior to the Delivery Period Termination Date;

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WHEREAS, pursuant to the terms and conditions of the Basic Agreement, as supplemented by this Trust Supplement, the NPA and the Participation Agreements, the Trustee on behalf of the Class B Trust shall from time to time purchase the Series B Equipment Notes issued by the Company pursuant to the Indentures having the identical interest rate as, and final maturity dates not later than the final Regular Distribution Date of, the Class B Certificates issued hereunder and shall hold such Series B Equipment Notes in trust for the benefit of the Class B Certificateholders;

WHEREAS, pursuant to the terms and conditions of the Intercreditor Agreement referred to in Section 3.02(i) hereof, the Trustee and the other parties thereto will agree to the terms of subordination set forth therein;

WHEREAS, all of the conditions and requirements necessary to make this Trust Supplement, when duly executed and delivered, a valid, binding and legal instrument in accordance with its terms and for the purposes herein expressed, have been done, performed and fulfilled, and the execution and delivery of this Trust Supplement in the form and with the terms hereof have been in all respects duly authorized;

WHEREAS, the Basic Agreement, as supplemented by this Trust Supplement, is subject to the provisions of the Trust Indenture Act and shall, to the extent applicable, be governed by such provisions;

NOW, THEREFORE, in consideration of the mutual agreements herein contained, and of other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. Unless otherwise specified herein or the context otherwise requires, capitalized terms used but not defined herein, including in the recitals hereto, shall have the respective meanings set forth, and shall be construed and interpreted in the manner described, in the Basic Agreement. As used herein, the term “Agreement” shall mean the Basic Agreement, as supplemented by this Trust Supplement. For all purposes of the Basic Agreement as supplemented by this Trust Supplement, the following capitalized terms have the following meanings (any term used herein which is defined in both this Trust Supplement and the Basic Agreement shall have the meaning assigned thereto in this Trust Supplement for purposes of the Basic Agreement as supplemented by this Trust Supplement).

Account: Has the meaning ascribed thereto in the Deposit Agreement.

Additional Certificates: Has the meaning specified in the Intercreditor Agreement.

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Additional Certificateholder: Has the meaning specified in the Intercreditor Agreement.

Additional Equipment Notes: Has the meaning specified in the Intercreditor Agreement.

Additional Trust: Has the meaning specified in the Intercreditor Agreement.

Additional Trust Agreement: Has the meaning specified in the Intercreditor Agreement.

Affiliate: Has the meaning specified in the Intercreditor Agreement.

Agreement: Has the meaning specified in the first paragraph of Section 1.01 of this Trust Supplement.

Aircraft: Has the meaning specified in the recitals to this Trust Supplement and any Replacement Aircraft (as defined in the applicable Indenture) in replacement thereof in accordance with the applicable Indenture.

Applicable Funding Date: Has the meaning specified in Section 7.01(b) of this Trust Supplement.

Applicable Notice of Purchase Withdrawal: Has the meaning specified in the Escrow Agreement.

Applicable Participation Agreement: Has the meaning specified in Section 7.01(b) of this Trust Supplement.

Basic Agreement: Has the meaning specified in the preamble to this Trust Supplement.

Business Day: Has the meaning specified in the Intercreditor Agreement.

Certificate: Means a Class A Certificate or a Class B Certificate, as applicable.

Certificate Buy-Out Event: Has the meaning specified in the Intercreditor Agreement.

Certificateholder: Means, with respect to any Class of Certificates, the Person in whose name a Certificate is registered in the Register for the Certificates of such Class.

Class: Has the meaning specified in the Intercreditor Agreement.

Class A Certificateholder: Means, at any time, any Certificateholder of one or more Class A Certificates.

Class A Certificates: Has the meaning specified in the Intercreditor Agreement.

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Class A Trust: Has the meaning specified in the Intercreditor Agreement.

Class A Trust Agreement: Has the meaning specified in the Intercreditor Agreement.

Class A Trustee: Has the meaning specified in the Intercreditor Agreement.

Class B Certificateholder: Means, at any time, any Certificateholder of one or more Class B Certificates.

Class B Certificates: Has the meaning specified in Section 3.01 of this Trust Supplement.

Class B Liquidity Facility: Has the meaning specified in the Intercreditor Agreement.

Class B Liquidity Provider: Has the meaning specified in the Intercreditor Agreement.

Class B Trust: Has the meaning specified in Section 2.01 of this Trust Supplement.

Code: Means the Internal Revenue Code of 1986, as amended.

Company: Has the meaning specified in the preamble to this Trust Supplement.

Corporate Trust Office: Has the meaning specified in the Intercreditor Agreement.

Cut-off Date: Has the meaning specified in Section 3.02(b) of this Trust Supplement.

Definitive Certificates: Has the meaning specified in Section 4.01(e) of this Trust Supplement.

Delivery Period Termination Date: Has the meaning specified in the NPA.

Delta: Has the meaning specified in the preamble to this Trust Supplement.

Deposit Agreement: Means, subject to Section 5 of the NPA, the Deposit Agreement (Class B), dated as of the date hereof, relating to the Class B Certificates between the Depositary and the Escrow Agent, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

Depositary: Means, subject to Section 5 of the NPA, Natixis S.A., a French société anonyme, acting via its New York Branch.

Deposits: Has the meaning specified in the Deposit Agreement.

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Distribution Date: Means a Regular Distribution Date or a Special Distribution Date.

DTC: Has the meaning specified in Section 3.02(f) of this Trust Supplement.

DTC Participants: Has the meaning specified in Section 4.01(b) of this Trust Supplement.

Equipment Notes: Has the meaning specified in the Intercreditor Agreement.

ERISA: Means the Employee Retirement Income Security Act of 1974, as amended.

Escrow Agent: Means, initially, U.S. Bank National Association, a national banking association, and any replacement or successor therefor appointed in accordance with the Escrow Agreement.

Escrow Agreement: Means the Escrow and Paying Agent Agreement (Class B), dated as of the date hereof, relating to the Class B Certificates, among the Escrow Agent, the Escrow Paying Agent, the Trustee and the Underwriters, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

Escrow Paying Agent: Means the “Paying Agent” as defined in the Escrow Agreement.

Escrow Period Termination Date: Has the meaning specified in Section 5.01(c)(i) of this Trust Supplement.

Escrow Receipt: Means a receipt substantially in the form annexed to the Escrow Agreement representing a fractional undivided interest in the funds held in escrow thereunder.

Event of Default: With respect to any Indenture, has the meaning specified in Section 4.01 of such Indenture.

Event of Loss Withdrawal: Has the meaning specified in the Escrow Agreement.

Final Withdrawal: Has the meaning specified in the Escrow Agreement.

Final Withdrawal Date: Has the meaning specified in the Escrow Agreement.

Fractional Undivided Interests: Has the meaning specified in the Intercreditor Agreement.

Funding Date: Has the meaning specified in the NPA.

Funding Notice: Has the meaning specified in the NPA.

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Global Certificate: Has the meaning specified in Section 4.01(b) of this Trust Supplement.

Holder: Means a Certificateholder.

Indenture: Has the meaning specified in the Intercreditor Agreement.

Indirect Participants: Has the meaning specified in Section 4.01(b) of this Trust Supplement.

Intercreditor Agreement: Has the meaning specified in Section 3.02(i) of this Trust Supplement.

Issuance Date: Has the meaning specified in Section 7.01(a) of this Trust Supplement.

Liquidity Provider: Has the meaning specified in the Intercreditor Agreement.

Loan Trustee: Means, with respect to any Indenture, the bank, trust company or other financial institution designated as loan trustee thereunder, and any successor to such loan trustee.

Note Documents: Means, collectively, the Participation Agreements, the Indentures, each Indenture Supplement (as defined in any Indenture), each Manufacturer’s Consent (as defined in any Indenture except for the Indentures with respect to the Aircraft bearing U.S. registration numbers N359NW and N360NW ) and the Equipment Notes.

Notice of Purchase Withdrawal: Has the meaning specified in the Deposit Agreement.

NPA: Means the Note Purchase Agreement, dated as of the date hereof, among the Trustee, the Class A Trustee, the Company, the Escrow Agent, the Escrow Paying Agent and the Subordination Agent, providing for, among other things, the purchase of Series B Equipment Notes by the Trustee on behalf of the Class B Trust, as the same may be amended, supplemented or otherwise modified from time to time, in accordance with its terms.

Operative Agreements: Has the meaning specified in the Intercreditor Agreement.

Other Agreements: Means (i) the Class A Trust Agreement, (ii) any Additional Trust Agreement and (iii) any Refinancing Trust Agreement.

Other Trustees: Means the trustees under the Other Agreements, and any successor or other trustee appointed as provided therein.

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Other Trusts: Means the Class A Trust, any Additional Trust, or any Refinancing Trust or Trusts, if any, in each case created by the applicable Other Agreement.

Participation Agreement: Has the meaning specified in the Intercreditor Agreement.

Paying Agent: Means, with respect to the Class B Certificates, the paying agent maintained and appointed for such Class B Certificates pursuant to Section 7.12 of the Basic Agreement.

Person: Means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, trustee, unincorporated organization or government or any agency or political subdivision thereof.

Plan: Means (i) a retirement plan or other employee benefit plan or arrangement, including for this purpose an individual retirement account, annuity or Keogh plan, that is subject to Title I of ERISA or Section 4975 of the Code, (ii) any other entity whose underlying assets are deemed to include the assets of any plan or arrangement described in (i) above by virtue of the U.S. Department of Labor regulation in 29 CFR §2510.3-101, as modified by Section 3(42) of ERISA (or any successor to such regulation), or (iii) such a plan or arrangement which is a foreign, church or governmental plan or arrangement exempt from Title I of ERISA and Section 4975 of the Code but subject to a Similar Law.

Pool Balance: Means, as of any date, (i) the original aggregate face amount of the Class B Certificates less (ii) the aggregate amount of all distributions made as of such date in respect of the Class B Certificates or in respect of Deposits other than distributions made in respect of interest or Premium or reimbursement of any costs or expenses incurred in connection therewith. The Pool Balance as of any date shall be computed after giving effect to any distribution with respect to unused Deposits, the payment of principal, if any, of the Series B Equipment Notes or payment with respect to other Trust Property and the distribution thereof to be made on such date.

Pool Factor: Means, as of any Distribution Date, the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance by (ii) the original aggregate face amount of the Class B Certificates. The Pool Factor as of any Distribution Date shall be computed after giving effect to any distribution with respect to unused Deposits, payment of principal, if any, of the Series B Equipment Notes or payment with respect to other Trust Property and the distribution thereof to be made on that date.

Premium: Has the meaning specified in the Intercreditor Agreement.

Prospectus Supplement: Means the final prospectus supplement, dated June 27, 2012, relating to the offering of the Certificates.

QIB: Means a “qualified institutional buyer” as defined in Rule 144A.

Rating Agencies: Has the meaning specified in the Intercreditor Agreement.

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Refinancing Certificate: Has the meaning specified in the Intercreditor Agreement.

Refinancing Certificateholder: Has the meaning specified in the Intercreditor Agreement.

Refinancing Equipment Notes: Has the meaning specified in the Intercreditor Agreement.

Refinancing Trust: Has the meaning specified in the Intercreditor Agreement.

Refinancing Trust Agreement: Has the meaning specified in the Intercreditor Agreement.

Register: Has the meaning specified in Section 9.03 of this Trust Supplement.

Registrar: Has the meaning specified in Section 9.03 of this Trust Supplement.

Regular Distribution Date: Has the meaning specified in Section 3.02(c) of this Trust Supplement.

Replacement Deposit Agreement: Has the meaning specified in the NPA.

Replacement Depositary: Has the meaning specified in the NPA.

Replacement Liquidity Facility: Has the meaning specified in the Intercreditor Agreement.

Replacement Liquidity Provider: Has the meaning specified in the Intercreditor Agreement.

Responsible Officer: Has the meaning specified in the Intercreditor Agreement.

Restrictive Legend: Has the meaning specified in Section 9.01 of this Trust Supplement.

Rule 144A: Means Rule 144A under the Securities Act and any successor rule thereto.

Scheduled Payment: Has the meaning specified in the Intercreditor Agreement.

Securities Act: Means the Securities Act of 1933, as amended.

Series B Equipment Notes: Has the meaning specified in the Intercreditor Agreement.

Similar Law: Means a foreign, federal, state, or local law which is substantially similar to the provisions of Title I of ERISA or Section 4975 of the Code.

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Special Distribution Date: Means, with respect to the Class B Certificates, each date on which a Special Payment is to be distributed as specified in this Agreement.

Special Payment: Means any payment (other than a Scheduled Payment) in respect of, or any proceeds of, any Equipment Note or the Collateral (as defined in any Indenture).

Special Payments Account: Means, with respect to the Class B Certificates, the account or accounts created and maintained for such series pursuant to Section 4.01(b) of the Basic Agreement (as modified by Section 7.01(c) of this Trust Supplement) and this Trust Supplement.

Subordination Agent: Has the meaning specified in the Intercreditor Agreement.

Triggering Event: Has the meaning specified in the Intercreditor Agreement.

Trust: Means the Class A Trust or the Class B Trust, as applicable.

Trustee: Has the meaning specified in the preamble to this Trust Supplement.

Trust Indenture Act: Means the Trust Indenture Act of 1939, as amended.

Trust Property: Means (i) subject to the Intercreditor Agreement, the Series B Equipment Notes held as the property of the Class B Trust, all monies at any time paid thereon and all monies due and to become due thereunder, (ii) funds from time to time deposited in the Certificate Account and the Special Payments Account and, subject to the Intercreditor Agreement, any proceeds from the sale by the Trustee pursuant to Article VI of the Basic Agreement of any Equipment Notes and (iii) all rights of the Class B Trust and the Trustee, on behalf of the Class B Trust, under the Intercreditor Agreement, the Escrow Agreement, the NPA and the Class B Liquidity Facility, including, without limitation, all rights to receive certain payments thereunder, and all monies paid to the Trustee on behalf of the Class B Trust pursuant to the Intercreditor Agreement or the Class B Liquidity Facility, provided that rights with respect to the Deposits or under the Escrow Agreement, except for the right to direct withdrawals for the purchase of Series B Equipment Notes to be held herein, will not constitute Trust Property.

Trust Supplement: Has the meaning specified in the preamble hereto.

Underwriters: Means Deutsche Bank Securities Inc., Credit Suisse Securities (USA) LLC, Goldman Sachs & Co., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Natixis Securities Americas LLC and Wells Fargo Securities LLC.

Underwriting Agreement: Means the Underwriting Agreement, dated June 27, 2012, among the Underwriters and the Company, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

Withdrawal Certificate: Has the meaning specified in the Escrow Agreement.

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ARTICLE II

DECLARATION OF TRUST

Section 2.01 Declaration of Trust. The Trustee hereby declares the creation of a Trust, designated the “Delta Air Lines Pass Through Trust 2012-1B” (the “Class B Trust”), for the benefit of the Holders of the Class B Certificates to be issued in respect of such Class B Trust, and the initial Holders of the Class B Certificates, as grantors of such Class B Trust, by their respective acceptances of the Class B Certificates, join in the creation of such Class B Trust with the Trustee. The Trustee, by the execution and delivery of this Trust Supplement, acknowledges its acceptance of all right, title and interest in and to the Trust Property to be acquired pursuant to Section 7.01(b) of this Trust Supplement, the NPA and the Participation Agreements and the Trustee will hold such right, title and interest for the benefit of all present and future Holders of the Class B Certificates, upon the trusts set forth in the Basic Agreement and this Trust Supplement. The provisions of this Section 2.01 supersede and replace the provisions of Sections 2.03 of the Basic Agreement, with respect to the Class B Trust.

Section 2.02 Permitted Activities. The Class B Trust may only engage in the transactions contemplated by the Operative Agreements, subject to Section 10.05 of this Trust Supplement.

ARTICLE III

THE CERTIFICATES

Section 3.01 The Certificates. There is hereby created a series of Certificates to be issued under this Agreement designated as “Delta Air Lines Pass Through Certificates, Series 2012-1B” (the “Class B Certificates”). Each Class B Certificate represents a Fractional Undivided Interest in the Class B Trust created hereby. The Class B Certificates shall be the only instruments evidencing a Fractional Undivided Interest in the Class B Trust. The Class B Certificates do not represent indebtedness of the Class B Trust, and references herein to interest accruing on the Class B Certificates are included for purposes of computation only.

Section 3.02 Terms and Conditions. The terms and conditions applicable to the Class B Certificates and the Class B Trust are as follows:

(a) The aggregate face amount of the Class B Certificates that may be authenticated and delivered under this Agreement (except for Class B Certificates authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Class B Certificates pursuant to Sections 3.03, 3.05 and 3.06 of the Basic Agreement and Sections 4.03, 9.03 and 9.04 of this Trust Supplement) is $126,203,000.

(b) The Cut-off Date is the earlier of (i) the day after the Delivery Period Termination Date, and (ii) the date on which a Triggering Event occurs.

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(c) The distribution dates with respect to any payment of Scheduled Payments (each such distribution date, a “Regular Distribution Date”) shall be May 7 and November 7 of each year, commencing on November 7, 2012, until payment of all of the Scheduled Payments to be made under the Equipment Notes has been made; provided, however, that, if any such day shall not be a Business Day, the related distribution shall be made on the next succeeding Business Day without additional interest. The principal amount of the Series B Equipment Notes to be held by the Class B Trust is scheduled for payment on May 7 and November 7 in certain years, commencing on May 7, 2013 and ending on the applicable date specified under the heading “Maturity” on Schedule II with respect to the related Aircraft, as set out in Schedules I-A and I-B.

(d) The Special Distribution Date with respect to the Class B Certificates means any Business Day on which a Special Payment is to be distributed pursuant to this Agreement.

(e) At the Escrow Agent’s request under the Escrow Agreement, the Trustee shall affix the corresponding Escrow Receipt to each Class B Certificate. In any event, any transfer or exchange of any Class B Certificate shall also effect a transfer or exchange of the related Escrow Receipt. Prior to the Final Withdrawal Date, no transfer or exchange of any Class B Certificate shall be permitted unless the corresponding Escrow Receipt is attached thereto and also is so transferred or exchanged. By acceptance of any Class B Certificate to which an Escrow Receipt is attached, each holder of such a Class B Certificate acknowledges and accepts the restrictions on transfer of the Escrow Receipt as set forth herein, in such Escrow Receipt, and in the Escrow Agreement.

(f) The Class B Certificates shall be in the form attached hereto as Exhibit A, shall be Book-Entry Certificates (subject to Section 3.05(d) of the Basic Agreement and Section 4.03 and Article IX of this Trust Supplement), and shall be subject to the conditions set forth in the Letter of Representations between the Class B Trust and The Depository Trust Company and any successor agency thereto (“DTC”), as initial Clearing Agency, attached hereto as Exhibit B.

(g) The proceeds of the offering of Class B Certificates issued by the Class B Trust and related Escrow Receipts shall be deposited in the Accounts and shall be used in accordance with the Escrow Agreement, the Deposit Agreement and the NPA to acquire from time to time the Series B Equipment Notes described in Schedule II that relate to the Aircraft and to the Note Documents described in Schedule III.

(h) Any Person acquiring or accepting a Class B Certificate or an interest therein will, by such acquisition or acceptance, be deemed to represent and warrant to the Company, the Loan Trustees and the Trustee that either (i) no assets of a Plan or any trust established with respect to a Plan have been used to purchase Class B Certificates or an interest therein or (ii) the purchase and holding of Class B Certificates or interests therein by such Person (A) are exempt from the prohibited transaction restrictions of ERISA and the Code pursuant to one or more statutory or administrative prohibited transaction exemptions and (B) do not violate any Similar Law.

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(i) The Class B Certificates will be subject to the following Intercreditor Agreement (and to the extent the terms thereof (including the definitions of defined terms) are inconsistent with the terms of this Agreement, such Intercreditor Agreement shall control): that certain Intercreditor Agreement, dated as of the date hereof, among U.S. Bank Trust National Association, as Trustee and as Class A Trustee, Natixis S.A., acting via its New York Branch, as each Liquidity Provider, and U.S. Bank Trust National Association, as Subordination Agent thereunder (as may be amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Intercreditor Agreement”). Under Article VI hereof, the Holders of the Class B Certificates, Additional Certificates (if issued) or Refinancing Certificates (if issued) shall have the rights upon the occurrence of a Certificate Buy Out Event set forth therein. The Trustee and, by acceptance of any Class B Certificate, each Certificateholder thereof, agrees to be bound by all of the provisions of the Intercreditor Agreement, including the subordination provisions of Section 9.09 thereof.

(j) The Class B Certificates have the benefit of the Deposit Agreement and the Escrow Agreement.

(k) The Class B Certificates will have the benefit of the following liquidity facility: that certain Revolving Credit Agreement (2012-1B), dated as of the date hereof, between U.S. Bank Trust National Association, as Subordination Agent under the Intercreditor Agreement, as agent and trustee for the Class B Trust, and the Class B Liquidity Provider.

(l) The Responsible Party is the Company.

(m) The Company, any other obligor upon the Class B Certificates, and any Affiliate of any thereof may acquire, tender for, purchase, own, hold, become the pledgee of and otherwise deal with any Class B Certificate.

ARTICLE IV

ISSUANCE AND TRANSFER OF THE CLASS B CERTIFICATES

Section 4.01 Issuance of Class B Certificates. (a) The Class B Certificates will be issued in minimum denominations of $2,000 (or such other denomination that is the lowest integral multiple of $1,000 that is, at the time of issuance, equal to at least 1,000 euros) and integral multiples of $1,000 in excess thereof, except that one Certificate may be issued in a different denomination. Each Class B Certificate shall be dated the date of its authentication.

(b) The Class B Certificates shall be issued initially in the form of one or more global Certificates in definitive, fully registered form without interest coupons, substantially in the form of Exhibit A hereto (each, a “Global Certificate”), duly executed and authenticated by the Trustee as hereinafter provided. Each Global Certificate will be registered in the name of a nominee for DTC for credit to the account of members of, or participants in, DTC (“DTC Participants”) or to the account of indirect participants that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly (“Indirect Participants”), and will be deposited with the Trustee, as custodian for DTC. The aggregate principal amount of a Global Certificate may from time to time be decreased by adjustments made on the records of DTC or its nominee, or of the Trustee, as custodian for DTC or its nominee, as hereinafter provided.

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(c) [Reserved]

(d) [Reserved]

(e) Certificated Certificates in registered form shall be issued in substantially the form set forth as Exhibit A hereto (the “Definitive Certificates”) and shall be in fully registered form and shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner, all as determined by the officers executing such Definitive Certificates, as evidenced by their execution of such Definitive Certificates.

Section 4.02 Legends. (a) Each Global Certificate shall bear the following legend on the face thereof:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN EXCHANGE FOR THIS CERTIFICATE IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

(b) Each Class B Certificate shall bear the following legend on the face thereof:

BY ITS ACQUISITION HEREOF, THE HOLDER REPRESENTS THAT EITHER (A) NO ASSETS OF A PLAN OR ANY TRUST ESTABLISHED WITH RESPECT TO A PLAN HAVE BEEN USED TO PURCHASE THIS CERTIFICATE OR AN INTEREST HEREIN OR (B) THE PURCHASE AND HOLDING OF THIS CERTIFICATE OR INTEREST HEREIN BY SUCH A PERSON (I) ARE EXEMPT FROM THE PROHIBITED TRANSACTION RESTRICTIONS OF ERISA AND THE CODE PURSUANT TO ONE OR MORE STATUTORY OR ADMINISTRATIVE PROHIBITED TRANSACTION EXEMPTIONS AND (II) DO NOT VIOLATE ANY SIMILAR LAW. CERTAIN TERMS USED IN THIS PARAGRAPH SHALL HAVE THE MEANINGS SPECIFIED IN THE AGREEMENT.

Section 4.03 Book-Entry Provisions for Global Certificates. (a) DTC Participants shall have no rights under this Agreement with respect to any Global Certificate held on their behalf by DTC, or the Trustee as its custodian, and DTC may be treated by the Trustee

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and any agent of the Trustee as the absolute owner of such Global Certificate for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Trustee or any agent of the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or shall impair, as between DTC and its DTC Participants, the operation of customary practices governing the exercise of the rights of a holder of any Class B Certificate. Upon the issuance of any Global Certificate, the Registrar or its duly appointed agent shall record a nominee of DTC as the registered holder of such Global Certificate.

(b) Transfers of any Global Certificate shall be limited to transfers of such Global Certificate in whole, but not in part, to nominees of DTC, its successor or such successor’s nominees. Beneficial interests in Global Certificates may be transferred in accordance with the rules and procedures of DTC and the provisions of Section 4.02 and Article IX of this Trust Supplement. Beneficial interests in Global Certificates shall be delivered to all beneficial owners thereof in the form of Definitive Certificates, if (i) DTC notifies the Trustee in writing that it is no longer willing or able to discharge properly its responsibilities as depositary for the Global Certificates, and a successor depositary is not appointed by the Trustee within 90 days of such notice, (ii) the Company, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through DTC or (iii) after the occurrence and during the continuance of an Event of Default, Class B Certificateholders with Fractional Undivided Interests aggregating not less than a majority in interest in the Class B Trust advise the Trustee, the Company and DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the Class B Certificateholders’ best interests. Neither the Company nor the Trustee shall be liable if the Company or the Trustee is unable to locate a qualified successor clearing system.

(c) [Reserved]

(d) In connection with the transfer of the entire amount of a Global Certificate to the beneficial owners thereof pursuant to paragraph (b) of this Section 4.03, such Global Certificate shall be deemed to be surrendered to the Trustee for cancellation, and the Trustee shall execute, authenticate and deliver to each beneficial owner, in exchange for the beneficial interest thereof in such Global Certificate, an equal aggregate principal amount of Definitive Certificates of authorized denominations, in each case as such beneficial owner and related aggregate principal amount shall have been identified and otherwise set forth (together with such other information as may be required for the registration of such Definitive Certificates) in registration instructions that shall have been delivered by or on behalf of DTC to the Trustee. None of the Company, the Registrar, the Paying Agent nor the Trustee shall be liable for any delay in delivery of such registration instructions and each such Person may conclusively rely on, and shall be protected in relying on, such registration instructions. Upon the issuance of any Definitive Certificate, the Trustee shall recognize the Person in whose name such Definitive Certificate is registered in the Register as a Certificateholder hereunder.

(e) The registered Holder of a Global Certificate may grant proxies and otherwise authorize any Person, including DTC Participants and Persons that may hold interests through DTC Participants, to take any action which a Holder is entitled to take under this Agreement or the Class B Certificates.

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(f) Neither the Company, nor the Trustee, nor the Registrar, nor the Paying Agent shall have any responsibility or liability for: (i) any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Certificates, (ii) maintaining, supervising or reviewing any records relating to such beneficial ownership interests or (iii) the performance by DTC, any DTC Participant or any Indirect Participant of their respective obligations under the rules, regulations and procedures creating and affecting DTC and its operation or any other statutory, regulatory, contractual or customary procedures governing their obligations.

ARTICLE V

DISTRIBUTION; STATEMENTS TO CERTIFICATEHOLDERS

Section 5.01 Statements to Certificateholders. (a) On each Regular Distribution Date and Special Distribution Date, the Trustee will include with each distribution to the Class B Certificateholders a statement, giving effect to the distribution to be made on such Regular Distribution Date or Special Distribution Date, setting forth the following information (per $1,000 aggregate face amount of Class B Certificates as to (ii), (iii), (iv) and (v) below):

(i) the aggregate amount of funds distributed on such Distribution Date under this Agreement and the Escrow Agreement, indicating the amount, if any, allocable to each source (including any portion thereof paid by the Class B Liquidity Provider);

(ii) the amount of such distribution under this Agreement allocable to principal and the amount allocable to Premium (if any);

(iii) the amount of such distribution under this Agreement allocable to interest (including any portion thereof paid by the Class B Liquidity Provider);

(iv) the amount of such distribution under the Escrow Agreement allocable to interest, if any;

(v) the amount of such distribution under the Escrow Agreement allocable to unused Deposits, if any; and

(vi) the Pool Balance and the Pool Factor.

With respect to the Class B Certificates registered in the name of DTC or its nominee, on the Record Date prior to each Regular Distribution Date and Special Distribution Date, the Trustee will request that such Clearing Agency post on its Internet bulletin board a securities position listing setting forth the names of all the DTC Participants reflected on DTC’s books as holding interests in the Class B Certificates on such Record Date. On each Regular Distribution Date and Special Distribution Date, the Trustee will mail to each such DTC Participant whose name has been provided by DTC the statement described above and will make available additional copies as requested by such DTC Participants for forwarding to holders of interests in the Class B Certificates.

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(b) Within a reasonable period of time after the end of each calendar year but not later than the latest date permitted by law, the Trustee shall furnish to each Person who at any time during such calendar year was a Class B Certificateholder of record a statement containing the sum of the amounts determined pursuant to clauses (a)(i), (a)(ii), (a)(iii), (a)(iv) and (a)(v) above for such calendar year or, in the event such Person was a Class B Certificateholder of record during a portion of such calendar year, for the applicable portion of such year, and such other items as are readily available to the Trustee and which a Class B Certificateholder may reasonably request as necessary for the purpose of such Certificateholder’s preparation of its United States federal income tax returns or foreign income tax returns. With respect to Class B Certificates registered in the name of DTC or its nominee, such statement and such other items shall be prepared on the basis of information supplied to the Trustee by the DTC Participants and shall be delivered by the Trustee to such DTC Participants to be available for forwarding by such DTC Participants to the holders of interests in the Class B Certificates.

(c) Promptly following:

(i) the Delivery Period Termination Date, or, if later, the date of any Final Withdrawal (the later of such dates, the “Escrow Period Termination Date”), if there has been, on or prior to the Escrow Period Termination Date, (A) any change in the information set forth in clauses (y) and (z) below from that set forth on page S-41 of the Prospectus Supplement, or (B) any early redemption or purchase of, or any default in the payment of principal or interest in respect of, any of the Series B Equipment Notes held in the Class B Trust, any Event of Loss Withdrawal or any Final Withdrawal, and

(ii) the date of any early redemption or purchase of, or any default in the payment of principal or interest in respect of, any of the Series B Equipment Notes held in the Class B Trust, in either case described in this clause (ii), occurring after the Escrow Period Termination Date, the Trustee shall furnish to Class B Certificateholders of record on such date a statement setting forth (x) the expected Pool Balances for each subsequent Regular Distribution Date following the Delivery Period Termination Date, (y) the related Pool Factors for such Regular Distribution Dates and (z) the expected principal distribution schedule of the Series B Equipment Notes, in the aggregate, held as Trust Property at the date of such notice. With respect to the Class B Certificates registered in the name of DTC, on the Delivery Period Termination Date, the Trustee will request from DTC a securities position listing setting forth the names of all DTC Participants reflected on DTC’s books as holding interests in the Class B Certificates on such date. The Trustee will mail to each such DTC Participant the statement described above and will make available additional copies as requested by such DTC Participant for forwarding to holders of interests in the Class B Certificates.

(d) The provisions of this Section 5.01 supersede and replace the provisions of Section 4.03 of the Basic Agreement in their entirety with respect to Class B Trust.

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ARTICLE VI

DEFAULT

Section 6.01 Purchase Rights of Certificateholders. (a) By acceptance of its Class B Certificate, each Class B Certificateholder agrees that at any time after the occurrence and during the continuation of a Certificate Buy-Out Event:

(i) So long as no Additional Certificateholder has elected to exercise its rights to purchase Certificates pursuant to, and given notice of such election in accordance with, Section 6.01(a)(ii) (upon such election and notification thereof, the right specified in this Section 6.01(a)(i) shall be suspended and (x) upon consummation of the purchase pursuant to such election, be terminated with respect to such Certificate Buy-Out Event, or (y) upon failure to consummate such purchase on such proposed purchase date, such right shall be revived), each Class B Certificateholder (other than the Company or any of its Affiliates) shall have the right to purchase, at the purchase price set forth in the Class A Trust Agreement, all, but not less than all, of the Class A Certificates upon ten days’ prior written irrevocable notice to the Trustee, the Class A Trustee and each other Class B Certificateholder, on the third Business Day following the expiration of such ten day notice period, provided that (A) if prior to the end of such ten-day period any other Class B Certificateholder(s) (other than the Company or any of its Affiliates) notifies such purchasing Class B Certificateholder that such other Class B Certificateholder(s) want(s) to participate in such purchase, then such other Class B Certificateholder(s) may join with the purchasing Class B Certificateholder to purchase all, but not less than all, of the Class A Certificates pro rata based on the Fractional Undivided Interest in the Class B Trust held by each such Class B Certificateholder and (B) upon consummation of such purchase no Class B Certificateholder shall have a right to purchase the Class A Certificates pursuant to this Section 6.01(a)(i) during the continuance of such Certificate Buy-Out Event,

(ii) if any Additional Certificates are issued by an Additional Trust, each Additional Certificateholder (other than the Company or any of its Affiliates) shall have the right (which shall not expire upon any purchase of the Class A Certificates pursuant to clause (i) above) to purchase all, but not less than all, of the Class A Certificates and the Class B Certificates upon ten days’ prior written irrevocable notice to the Trustee, the Class A Trustee and each other Additional Certificateholder, on the third Business Day following the expiration of such ten-day notice period, provided that (A) if prior to the end of such ten-day period any other Additional Certificateholder(s) (other than the Company or any of its Affiliates) notifies such purchasing Additional Certificateholder that such other Additional Certificateholder(s) want(s) to participate in such purchase, then such other Additional Certificateholder(s) (other than the Company or any of its Affiliates) may join with the purchasing Additional Certificateholder to purchase all, but not less than all, of the Class A Certificates and the Class B Certificates pro rata based on the Fractional Undivided Interest in the Additional Trust held by each such Additional Certificateholder and (B) upon consummation of such purchase no Additional Certificateholder shall have a right to purchase the Class A Certificates and the Class B Certificates pursuant to this Section 6.01(a)(ii) during the continuance of such Certificate Buy-Out Event, and

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(iii) if any Refinancing Certificates are issued, each Refinancing Certificateholder shall have the same right (subject to the same terms and conditions) to purchase Certificates pursuant to this Section 6.01(a) (and to receive notice in connection therewith) as the Holders of the Class that such Refinancing Certificates refinanced.

The purchase price with respect to the Class B Certificates shall be equal to the Pool Balance of the Class B Certificates, together with accrued and unpaid interest in respect thereof to the date of such purchase, and any other amounts then due and payable to the Class B Certificateholders under this Agreement, the Intercreditor Agreement, the Escrow Agreement, any Series B Equipment Note held as the property of the Class B Trust or the related Indenture and Participation Agreement or on or in respect of the Class B Certificates but without any Premium, provided, however, that if such purchase occurs after (x) a record date specified in Section 2.03 of the Escrow Agreement relating to the distribution of unused Deposits and/or accrued and unpaid interest on Deposits and prior to or on the related distribution date under the Escrow Agreement, such purchase price shall be reduced by the aggregate amount of unused Deposits and/or interest to be distributed under the Escrow Agreement (which deducted amounts shall remain distributable to, and may be retained by, the Class B Certificateholders as of such record date) or (y) the Record Date relating to any Distribution Date, such purchase price shall be reduced by the amount to be distributed hereunder on such related Distribution Date (which deducted amounts shall remain distributable to, and may be retained by, the Class B Certificateholders as of such Record Date); provided further that no such purchase of Class B Certificates pursuant to this Section 6.01(a) shall be effective unless the purchaser(s) shall certify to the Trustee that contemporaneously with such purchase, such purchaser(s) is purchasing, pursuant to the terms of this Agreement, the Class A Trust Agreement, the Additional Trust Agreement (if any) or the applicable Refinancing Trust Agreement (as the case may be), and the Intercreditor Agreement, all of the Class A Certificates, the Class B Certificates and, if applicable, the Refinancing Certificates that are senior to the securities held by such purchaser(s). Each payment of the purchase price of the Class B Certificates referred to in the first sentence of this paragraph shall be made to an account or accounts designated by the Trustee and each such purchase shall be subject to the terms of this Section 6.01(a). Each Class B Certificateholder agrees by its acceptance of its Class B Certificate that it will, upon payment from such Additional Certificateholder(s) or Refinancing Certificateholder(s), as the case may be, of the purchase price set forth in the first sentence of this paragraph, forthwith sell, assign, transfer and convey to the purchaser(s) thereof (without recourse, representation or warranty of any kind except as to its own acts) all of the right, title, interest and obligation of such Class B Certificateholder in this Agreement, the Escrow Agreement, the Deposit Agreement, the Intercreditor Agreement, the Class B Liquidity Facility, the NPA, the Note Documents and all Class B Certificates and Escrow Receipts held by such Class B Certificateholder (subject to the first proviso in the first sentence of this paragraph and excluding all right, title and interest under any of the foregoing to the extent such right, title or interest is with respect to an obligation not then due and payable as respects any action or inaction or state of affairs occurring prior to such sale) and the purchaser(s) shall assume all of such Class B Certificateholder’s obligations under this Agreement, the Escrow Agreement, the Deposit Agreement, the Intercreditor Agreement, the Class B Liquidity Facility, the NPA, the Note Documents and all such Class B Certificates and

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Escrow Receipts. The Class B Certificates will be deemed to be purchased on the date payment of the purchase price is made notwithstanding the failure of any Class B Certificateholder to deliver any Class B Certificate and, upon such a purchase, (i) the Class B Certificateholders shall have no further rights with respect to the Class B Certificates and (ii) if the purchaser(s) shall so request, each such Class B Certificateholder will comply with all the provisions of Section 3.04 of the Basic Agreement and the applicable provisions of this Trust Supplement to enable new Class B Certificates to be issued to the purchaser(s) in such denominations otherwise authorized under this Agreement as it shall request. All charges and expenses in connection with the issuance of any such new Class B Certificates shall be borne by the purchaser(s) thereof.

(b) This Section 6.01 supplements and, to the extent inconsistent with any provision of Section 6.01(d) of the Basic Agreement, replaces the provisions of Section 6.01(d) of the Basic Agreement. Notwithstanding anything to the contrary set forth herein or in any Operative Agreement, the provisions of this Section 6.01 may not be amended in any manner without the consent of each Class A Certificateholder, each Class B Certificateholder and each Additional Certificateholder (if any) or, as the case may be, Refinancing Certificateholder (if any) (in each case, other than the Company or any of its Affiliates in its respective capacity as a Certificateholder) that would be adversely affected thereby; provided that the purchase price under this Section 6.01 (as in effect on the date hereof) for any Certificate held by the Company or any of its Affiliates shall not be modified without the prior written consent of the Company. For the avoidance of doubt, if a Certificate Buy-Out Event ceases to exist and another Certificate Buy-Out Event occurs and is continuing, the purchase rights set forth in Section 6.01(a) shall be revived notwithstanding any exercise of such rights during the continuance of any preceding Certificate Buy-Out Event.

ARTICLE VII

THE TRUSTEE

Section 7.01 Delivery of Documents; Delivery Dates. (a) The Trustee is hereby directed (i) to execute and deliver the Intercreditor Agreement, the Escrow Agreement and the NPA on or prior to the date of the initial issuance of the Class B Certificates (the “Issuance Date”), each in the form delivered to the Trustee by the Company, and (ii) subject to the respective terms thereof, to perform its obligations thereunder. Upon request of the Company and the satisfaction or waiver of the closing conditions specified in the Underwriting Agreement, the Trustee shall execute, deliver, authenticate, issue and sell Class B Certificates in authorized denominations equaling in the aggregate the amount set forth, with respect to the Class B Trust, in Schedule I to the Underwriting Agreement evidencing the entire ownership interest in the Class B Trust, which amount equals the maximum aggregate principal amount of Series B Equipment Notes which may be purchased from time to time by the Trustee pursuant to the NPA. Except as provided in Sections 3.03, 3.05 and 3.06 of the Basic Agreement or Sections 4.03, 9.03 or 9.04 of this Trust Supplement, the Trustee shall not execute, authenticate or deliver Class B Certificates in excess of the aggregate amount specified in this paragraph. The provisions of this Section 7.01(a) supersede and replace the first three sentences of Section 2.02(a) of the Basic Agreement and the first sentence of Section 3.02(a) of the Basic Agreement, with respect to the Class B Trust.

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(b) On or after the Issuance Date, the Company may deliver from time to time, and in accordance with Section 1(b) of the NPA, to the Trustee a Funding Notice relating to one or more Series B Equipment Notes. After receipt of such a Funding Notice and in any case no later than one Business Day prior to a Funding Date as to which such Funding Notice relates (the “Applicable Funding Date”), the Trustee shall (as and when specified in the Funding Notice) deliver to the Escrow Agent the Withdrawal Certificates and related Applicable Notices of Purchase Withdrawal, as contemplated by Section 1.02(c) of the Escrow Agreement and by such Funding Notice. The Trustee shall (as and when specified in such Funding Notice), subject to the conditions set forth in Section 2 of the NPA, enter into and perform its obligations under the Participation Agreement specified in such Funding Notice (the “Applicable Participation Agreement”) and cause such certificates, documents and legal opinions relating to the Trustee to be duly delivered as required by the Applicable Participation Agreement. If at any time prior to the Applicable Funding Date, the Trustee receives from the Company a notice pursuant to the first sentence of Section 1(f) of the NPA, then the Trustee shall give notice to the Depositary (with a copy to the Escrow Agent) of the cancellation of such Notice of Purchase Withdrawal relating to such Deposit or Deposits on such Applicable Funding Date as contemplated by Section 2.3 of the Deposit Agreement. Upon satisfaction of the conditions specified in the NPA and the Applicable Participation Agreement, the Trustee shall purchase the applicable Series B Equipment Notes with the proceeds of the withdrawals of one or more Deposits made on the Applicable Funding Date in accordance with the terms of the Deposit Agreement and the Escrow Agreement. The purchase price of such Series B Equipment Notes shall equal the principal amount of such Series B Equipment Notes. Amounts withdrawn from such Deposit or Deposits in excess of the purchase price of the Series B Equipment Notes or to the extent not applied on the Applicable Funding Date to the purchase price of the Series B Equipment Notes shall be re-deposited by the Trustee with the Depositary on the Applicable Funding Date in accordance with the terms of the Deposit Agreement. The provisions of this Section 7.01(b) supersede and replace the provisions of Section 2.02 of the Basic Agreement with respect to the Class B Trust, and no provisions of the Basic Agreement relating to Postponed Notes and Section 2.02 of the Basic Agreement shall apply to the Class B Trust.

(c) With respect to the Class B Trust, Section 4.01(b) of the Basic Agreement is superseded and replaced in its entirety with the following: “The Trustee shall establish and maintain on behalf of the Class B Certificateholders a Special Payments Account as one or more accounts, which shall be non-interest bearing except as provided in Section 4.04 of the Basic Agreement. The Trustee shall hold the Special Payments Account in trust for the benefit of the Class B Certificateholders and shall make or permit withdrawals therefrom only as provided in the Agreement or the Intercreditor Agreement. On each day when one or more Special Payments are made to the Trustee under the Intercreditor Agreement, the Trustee, upon receipt thereof, shall immediately deposit the aggregate amount of such Special Payments in the Special Payments Account.”

(d) With respect to the Class B Trust, the second sentence of Section 4.02(c) of the Basic Agreement shall be superseded and replaced in its entirety with the following sentence: “Subject to the provisions of the Intercreditor Agreement: (i) in the event of redemption or purchase of Series B Equipment Notes held in the Class B Trust, such notice shall be mailed not less than 15 days prior to the Special Distribution Date for the Special Payment resulting from such redemption or purchase, which Special Distribution Date shall be the date of such

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redemption or purchase; and (ii) in the case of any other Special Payments, such notice of Special Payment shall be mailed as soon as practicable after the Trustee has confirmed that it has received funds for such Special Payment and shall state the Special Distribution date for such Special Payment, which shall occur 15 days after the date of such notice of Special Payment or (if such 15th day is not practicable) as soon as practicable thereafter.”

(e) With respect to the Class B Trust, clause (ii) of the third sentence of Section 4.02(c) of the Basic Agreement shall be amended by deleting in its entirety the parenthetical phrase “(taking into account any payment to be made by the Responsible Party pursuant to Section 2.02(b)).”

Section 7.02 Withdrawal of Deposits. If any Deposits remain outstanding on the Business Day next succeeding the Cut-off Date, the Trustee shall promptly give the Escrow Agent notice, as contemplated by clause (ii) of Section 1.02(f) of the Escrow Agreement, that the Trustee’s obligation to purchase Series B Equipment Notes under the NPA has terminated and the Cut-off Date has occurred.

Section 7.03 The Trustee. (a) Subject to Section 7.04 of this Trust Supplement and Section 7.15 of the Basic Agreement, the Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Trust Supplement, the Intercreditor Agreement, the Deposit Agreement, the NPA or the Escrow Agreement or the due execution hereof or thereof by the Company or the other parties thereto (other than the Trustee), or for or in respect of the recitals and statements contained herein or therein, all of which recitals and statements are made solely by the Company or the other parties thereto (other than the Trustee), except that the Trustee hereby represents and warrants that each of this Trust Supplement, the Basic Agreement, each Class B Certificate, the Intercreditor Agreement, the NPA and the Escrow Agreement has been executed and delivered by one of its officers who is duly authorized to execute and deliver such document on its behalf.

(b) The Trustee shall at all times be a bank or trust company, organized and doing business under the laws of the United States or any state thereof, a substantial part of the business of which consists of (i) receiving deposits and making loans or (ii) exercising fiduciary powers similar to those permitted to national banks by the Comptroller of the Currency, and which is subject to supervision and examination by state or federal authority having supervision over banking institutions.

Section 7.04 Representations and Warranties of the Trustee. The Trustee hereby represents and warrants that:

(a) the Trustee has full power, authority and legal right to execute, deliver and perform this Trust Supplement, the Intercreditor Agreement, the Escrow Agreement, the NPA and the Note Documents to which it is or is to become a party and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Supplement, the Intercreditor Agreement, the Escrow Agreement, the NPA and the Note Documents to which it is or is to become a party;

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(b) the execution, delivery and performance by the Trustee of this Trust Supplement, the Intercreditor Agreement, the Escrow Agreement, the NPA and the Note Documents to which it is or is to become a party (i) will not violate any provision of any United States federal law or the law of the state of the United States where it is located governing the banking and trust powers of the Trustee or any order, writ, judgment, or decree of any court, arbitrator or governmental authority applicable to the Trustee or any of its assets, (ii) will not violate any provision of the articles of association or by-laws of the Trustee, and (iii) will not violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any lien on any properties included in the Trust Property pursuant to the provisions of, any mortgage, indenture, contract, agreement or other undertaking to which it is a party, which violation, default or lien could reasonably be expected to have an adverse effect on the Trustee’s performance or ability to perform its duties hereunder or thereunder or on the transactions contemplated herein or therein;

(c) the execution, delivery and performance by the Trustee of this Trust Supplement, the Intercreditor Agreement, the Escrow Agreement, the NPA and the Note Documents to which it is or is to become a party will not require the authorization, consent, or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any governmental authority or agency of the United States or the state of the United States where it is located regulating the banking and corporate trust activities of the Trustee; and

(d) this Trust Supplement, the Intercreditor Agreement, the Escrow Agreement, the NPA and the Note Documents to which it is or is to become a party have been, or will be, as applicable, duly executed and delivered by the Trustee and constitute, or will constitute, as applicable, the legal, valid and binding agreements of the Trustee, enforceable against it in accordance with their respective terms; provided, however, that enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and (ii) general principles of equity.

Section 7.05 Trustee Liens. The Trustee in its individual capacity agrees, in addition to the agreements contained in Section 7.17 of the Basic Agreement, that it will at its own cost and expense promptly take any action as may be necessary to duly discharge and satisfy in full any Trustee’s Liens on or with respect to the Trust Property which are attributable to the Trustee in its individual capacity and which are unrelated to the transactions contemplated by the Intercreditor Agreement or the NPA.

ARTICLE VIII

ADDITIONAL AMENDMENT; SUPPLEMENTAL AGREEMENTS

Section 8.01 Amendment of Section 5.02 of the Basic Agreement. Section 5.02 of the Basic Agreement shall be amended, with respect to the Class B Trust, by (i) replacing the phrase “of this Agreement” set forth in paragraph (a) thereof with the phrase “of the Note Documents, of the NPA and of this Agreement” and (ii) replacing the phrase “under this Agreement” set forth in paragraph (b) thereof with the phrase “under this Agreement, the NPA and any Note Document”.

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Section 8.02 Supplemental Agreements Without Consent of Class B Certificateholders. Without limitation of Section 9.01 of the Basic Agreement, under the terms of, and subject to the limitations contained in, Section 9.01 of the Basic Agreement, the Company may (but will not be required to), and the Trustee (subject to Section 9.03 of the Basic Agreement) shall, at the Company’s request, at any time and from time to time, enter into (or, in the case of the Deposit Agreement, consent to) and, if applicable, request the Escrow Agent and Escrow Paying Agent to enter into (i) one or more agreements supplemental to the Escrow Agreement, the NPA or the Deposit Agreement, for any of the purposes set forth in clauses (1) through (14) of such Section 9.01, and (without limitation of the foregoing or Section 9.01 of the Basic Agreement) (a) clauses (2) and (3) of such Section 9.01 shall also be deemed to include the Company’s obligations under (in the case of clause (2)), and the Company’s rights and powers conferred by (in the case of clause (3)), the NPA, (b) references in clauses (4), (5) and (7) of such Section 9.01 to “any Intercreditor Agreement or any Liquidity Facility” shall also be deemed to refer to “the Intercreditor Agreement, the Class B Liquidity Facility, the Escrow Agreement, the NPA, any Participation Agreement or the Deposit Agreement”, (c) references to “any Intercreditor Agreement, any Participation Agreement, any Indenture or any Liquidity Facility” and to “any Intercreditor Agreement or any Liquidity Facility” in clause (8) of such Section 9.01 shall also be deemed to refer to “the Intercreditor Agreement, the NPA, any Indenture, the Class B Liquidity Facility, the Escrow Agreement, the Deposit Agreement or any Participation Agreement”, and (d) the reference to “this Basic Agreement or any Trust Supplement” in clause (13) of such Section 9.01 shall also be deemed to refer to “the NPA or any Participation Agreement”, (ii) one or more agreements supplemental to any Operative Agreement, the NPA, the Escrow Agreement or the Deposit Agreement to provide for the formation of an Additional Trust, the issuance of Additional Certificates, the purchase by an Additional Trust of Additional Equipment Notes and other matters incidental thereto or as otherwise contemplated by Section 2.01(b) of the Basic Agreement, all as provided in Section 4(a)(v) of the NPA and Section 8.01(d) of the Intercreditor Agreement, and (iii) one or more agreements supplemental to any Operative Agreement, the NPA, the Escrow Agreement or the Deposit Agreement to provide for the formation of one or more Refinancing Trusts, the issuance of Refinancing Certificates, the purchase by any Refinancing Trust of applicable Refinancing Equipment Notes and other matters incidental thereto or as otherwise contemplated by Section 2.01(b) of the Basic Agreement, all as provided in Section 4(a)(v) of the NPA and Section 8.01(c) of the Intercreditor Agreement. In addition, the following provisions of Section 9.01 of the Basic Agreement shall be amended, with respect to the Class B Trust, as follows: (A) Section 9.01(6) of the Basic Agreement shall be amended by inserting the phrase “(or to facilitate any listing of any Certificates on any exchange or quotation system) or any requirement of DTC or like depositary,” after the phrase “any exchange or quotation system on which the Certificates of any series are listed” but before the phrase “or of any regulatory body”; (B) Section 9.01(7) of the Basic Agreement shall be amended by inserting the phrase “to establish or” after the phrase “to such extent as shall be necessary” but before the phrase “to continue”; and (C) Section 9.01(8) of the Basic Agreement shall be amended by replacing the phrase “and to add to or change” with the phrase “, or to evidence the substitution of a Liquidity Provider with a Replacement Liquidity Provider or to provide for a Replacement Liquidity Facility, all as provided in any Intercreditor Agreement; or to evidence the substitution of a Depositary with a Replacement Depositary or to provide for a Replacement Deposit Agreement, all as provided in the NPA; or to evidence and provide for the acceptance of appointment by a successor Escrow Agent or successor Escrow Paying Agent under the Escrow Agreement; or to provide multiple Liquidity Facilities with respect to one or more Trusts; or to add to or change”.

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Section 8.03 Supplemental Agreements with Consent of Class B Certificateholders. Without limitation of Section 9.02 of the Basic Agreement, the provisions of Section 9.02 of the Basic Agreement shall apply to agreements or amendments for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Escrow Agreement, the Deposit Agreement, the Class B Liquidity Facility or the NPA or modifying in any manner the rights and obligations of the Class B Certificateholders under the Escrow Agreement, the Deposit Agreement, the Class B Liquidity Facility or the NPA; provided that the provisions of Section 9.02(1) of the Basic Agreement shall be deemed to include reductions in any manner of, or delay in the timing of, any receipt by the Class B Certificateholders of payments upon the Deposits.

Section 8.04 Consent of Trustees for Amendment of Section 6.01. Notwithstanding any provision in Section 8.02 or Section 8.03 of this Trust Supplement to the contrary, no amendment or modification of Section 6.01 of this Trust Supplement shall be effective unless the trustee for each Class of Certificates affected by such amendment or modification shall have consented thereto.

Section 8.05 Amendment of Section 7.12(c) of the Basic Agreement. For purposes of this Agreement, references to the term “corporation” as used in Section 7.12(c) of the Agreement shall be deemed to include a bank or trust company.

ARTICLE IX

TRANSFER OF CLASS B CERTIFICATES

Section 9.01 Restrictive Legends. All Class B Certificates issued pursuant to the Agreement shall bear a legend to the following effect (the “Restrictive Legend”), unless the Company and the Trustee determine otherwise consistent with applicable law:

THIS CERTIFICATE IS SUBJECT TO TRANSFER RESTRICTIONS. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT OF 1933, AS AMENDED); (2) AGREES THAT, FOR SO LONG AS THIS CERTIFICATE IS OUTSTANDING, IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS CERTIFICATE EXCEPT TO A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT OF 1933, AS AMENDED); AND (3) AGREES THAT IF IT SHOULD RESELL OR OTHERWISE TRANSFER THIS CERTIFICATE IT WILL DELIVER TO EACH PERSON TO WHOM THIS CERTIFICATE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS CERTIFICATE, THE TRANSFEREE MUST COMPLETE THE FORM ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT SUCH FORM TO THE TRUSTEE. TRUST SUPPLEMENT NO. 2012-1B TO THE PASS THROUGH TRUST AGREEMENT CONTAINS A PROVISION REQUIRING THE REGISTRAR TO REFUSE TO REGISTER ANY TRANSFER OF THIS

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CERTIFICATE IN VIOLATION OF THE FOREGOING RESTRICTIONS. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

Section 9.02 Amendment of Section 3.04 of the Basic Agreement. Sections 9.03 and 9.04 of this Trust Supplement supersede and replace Section 3.04 of the Basic Agreement, with respect to the Trust.

Section 9.03 Transfer and Exchange. The Trustee shall cause to be kept at the office or agency to be maintained by it in accordance with the provisions of Section 7.12 of the Basic Agreement a register (the “Register”) of the Class B Certificates in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of such Class B Certificates and of transfers and exchanges of such Class B Certificates as herein provided. The Trustee shall initially be the registrar (the “Registrar”) for the purpose of registering such Class B Certificates and transfers and exchanges of such Class B Certificates as herein provided.

All Class B Certificates issued upon any registration of transfer or exchange of Class B Certificates shall be valid obligations of the Trust, evidencing the same interest therein, and entitled to the same benefits under this Agreement, as the Class B Certificates surrendered upon such registration of transfer or exchange.

Upon surrender for registration of transfer of any Class B Certificate at the Corporate Trust Office or such other office or agency with the form of transfer notice thereon duly completed and executed, and otherwise complying with the terms of this Agreement, including providing evidence of compliance with any restrictions on transfer, in form satisfactory to the Trustee and the Registrar, the Trustee shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Class B Certificates of like series, in authorized denominations of a like aggregate Fractional Undivided Interest. Whenever any Class B Certificates are so surrendered for exchange, the Trustee shall execute, authenticate and deliver the Class B Certificates that the Class B Certificateholder making the exchange is entitled to receive. Every Class B Certificate presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Registrar duly executed by the Class B Certificateholder thereof or its attorney duly authorized in writing.

The Registrar shall not register the transfer or exchange of any Class B Certificate in the name of any Person unless and until evidence satisfactory to the Company and the Trustee that the conditions to any such transfer or exchange set forth in Section 9.04 shall have been satisfied is submitted to them. Such conditions shall be deemed satisfied with respect to a transfer if the transferor and transferee duly execute and deliver to the Trustee the transfer notice in the form attached to the Class B Certificate, unless the Company or the Trustee has a reasonable basis for requesting additional evidence.

To permit registrations of transfers and exchanges in accordance with the terms, conditions and restrictions hereof, the Trustee shall execute and authenticate Class B Certificates at the Registrar’s request. No service charge shall be made to a Class B Certificateholder for any

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registration of transfer or exchange of Class B Certificates, but the Trustee shall require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Class B Certificates. All Class B Certificates surrendered for registration of transfer or exchange shall be canceled and subsequently destroyed by the Trustee.

Section 9.04 Special Transfer Provisions. (a) Transfers Limited to QIBs. If a Class B Certificate is to be transferred, the Registrar shall register the transfer only if such transfer is being made to a proposed transferee who has provided the transfer notice attached to the form of Class B Certificate stating that it is purchasing the Class B Certificate for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB.

(b) Restrictive Legend. Upon the transfer, exchange or replacement of Class B Certificates, the Registrar shall deliver only Class B Certificates that bear the Restrictive Legend, unless the Company and the Trustee determine otherwise consistent with applicable law.

(c) General. By acceptance of any Class B Certificate, each Holder of such a Class B Certificate will be deemed to:

(i) Represent that it is accepting such Class B Certificate for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB;

(ii) Agree that any sale or other transfer by it of any Class B Certificate will only be made to a QIB;

(iii) Agree that it will, and that it will inform each subsequent transferee that such transferee will be required to, deliver to each person to whom it transfers Class B Certificates notice of these restrictions on transfer of the Class B Certificates;

(iv) Agree that no registration of the transfer of a Class B Certificate will be made unless the transferee completes and submits to the Trustee the form included on the reverse of the Class B Certificate in which it states that it is purchasing such Class B Certificate for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB;

(v) Understand that the Class B Certificates will bear a legend substantially to the effect of the Restrictive Legend;

(vi) Acknowledge that the Company, the Trustee, the Underwriters, and others will rely on the truth and accuracy of the foregoing acknowledgments, representations, warranties and agreements and agree that, if any of the acknowledgments, representations, warranties and agreements deemed to have been made by its purchase of the Class B Certificates is no longer accurate, it shall promptly notify the Company, the Trustee and the Underwriters. If it is acquiring any Class B Certificates as a fiduciary or agent of one or more investor accounts, it represents that it has sole investment discretion with respect to each such investor account and that it has full power to make the foregoing acknowledgments, representations and agreements on behalf of each such investor account;

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(vii) Acknowledge that the foregoing restrictions apply to holders of beneficial interests in the Class B Certificates as well as to registered holders of Class B Certificates; and

(viii) Acknowledge that the Trustee will not be required to accept for registration of transfer any Class B Certificate unless evidence satisfactory to the Company and the Trustee that the restrictions on transfer set forth herein have been complied with is submitted to them.

Until such time as no Class B Certificates remain outstanding, the Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Section 9.04. The Trustee, if not the Registrar at such time, shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

ARTICLE X

MISCELLANEOUS PROVISIONS

Section 10.01 Final Termination Date. The respective obligations and responsibilities of the Company and the Trustee created hereby and the Class B Trust created hereby shall terminate upon the distribution to all Class B Certificateholders and the Trustee of all amounts required to be distributed to them pursuant to this Agreement and the disposition of all property held as part of the Trust Property; provided, however, that in no event shall the Trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, Sr., the father of John F. Kennedy, former President of the United States, living on the date of this Trust Supplement.

Section 10.02 Basic Agreement Ratified. Except and so far as herein expressly provided, all of the provisions, terms and conditions of the Basic Agreement are in all respects ratified and confirmed; and the Basic Agreement and this Trust Supplement shall be taken, read and construed as one and the same instrument. To the extent that any provisions of the Basic Agreement are superseded by any provisions of this Trust Supplement, any reference to such provisions of the Basic Agreement herein or in the Basic Agreement shall be deemed to be to such provisions of this Trust Supplement.

Section 10.03 Governing Law. THIS AGREEMENT HAS BEEN DELIVERED IN THE STATE OF NEW YORK AND THIS AGREEMENT AND THE CLASS B CERTIFICATES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

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Section 10.04 Counterparts. This Trust Supplement may be executed in any number of counterparts (and each of the parties shall not be required to execute the same counterpart). Each counterpart of this Trust Supplement including a signature page or pages executed by each of the parties hereto shall be an original counterpart of this Trust Supplement, but all of such counterparts together shall constitute one instrument.

Section 10.05 Intention of Parties. The parties hereto intend that the Class B Trust be classified for United States federal income tax purposes as a grantor trust under Subpart E, Part I, Subchapter J, Chapter 1 of Subtitle A of the Code, and not as a trust or association taxable as a corporation or as a partnership. Each Certificateholder of, and each Person acquiring a beneficial interest in, a Class B Certificate, by its acceptance of its Class B Certificate or a beneficial interest therein, agrees to treat the Class B Trust as a grantor trust for all United States federal, state and local income tax purposes. The Trustee shall not be authorized or empowered to do anything that would cause the Class B Trust to fail to qualify as a grantor trust for such tax purposes (including as subject to this restriction, acquiring any Aircraft by bidding the Equipment Notes relating thereto or otherwise, or taking any action with respect to any such Aircraft once acquired).

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IN WITNESS WHEREOF, the parties have caused this Trust Supplement to be duly executed by their respective officers thereto duly authorized as of the date first written above.

DELTA AIR LINES, INC.

By:	/s/ Kenneth W. Morge
Name: Kenneth W. Morge
Title: Vice President — Finance & Treasurer

U.S. BANK TRUST NATIONAL ASSOCIATION, as Trustee

By:	/s/ John G. Correia
Name: John G. Correia
Title: Vice President

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EXHIBIT A to

TRUST SUPPLEMENT NO. 2012-1B

FORM OF CERTIFICATE

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN EXCHANGE FOR THIS CERTIFICATE IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]1

BY ITS ACQUISITION HEREOF, THE HOLDER REPRESENTS THAT EITHER (A) NO ASSETS OF A PLAN OR ANY TRUST ESTABLISHED WITH RESPECT TO A PLAN HAVE BEEN USED TO PURCHASE THIS CERTIFICATE OR AN INTEREST HEREIN OR (B) THE PURCHASE AND HOLDING OF THIS CERTIFICATE OR INTEREST HEREIN BY SUCH A PERSON (I) ARE EXEMPT FROM THE PROHIBITED TRANSACTION RESTRICTIONS OF ERISA AND THE CODE PURSUANT TO ONE OR MORE STATUTORY OR ADMINISTRATIVE PROHIBITED TRANSACTION EXEMPTIONS AND (II) DO NOT VIOLATE ANY SIMILAR LAW. CERTAIN TERMS USED IN THIS PARAGRAPH SHALL HAVE THE MEANINGS SPECIFIED IN THE AGREEMENT.

THIS CERTIFICATE IS SUBJECT TO TRANSFER RESTRICTIONS. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT OF 1933, AS AMENDED); (2) AGREES THAT, FOR LONG AS THIS CERTIFICATE IS OUTSTANDING, IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS CERTIFICATE EXCEPT TO A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT OF 1933, AS AMENDED); AND (3) AGREES THAT IF IT SHOULD RESELL OR OTHERWISE TRANSFER THIS CERTIFICATE IT WILL DELIVER TO EACH PERSON TO WHOM THIS CERTIFICATE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS CERTIFICATE, THE TRANSFEREE MUST

[1]	This legend to appear on Book-Entry Certificates to be deposited with The Depositary Trust Company.

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COMPLETE THE FORM ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT SUCH FORM TO THE TRUSTEE. TRUST SUPPLEMENT NO. 2012-1B TO THE PASS THROUGH TRUST AGREEMENT CONTAINS A PROVISION REQUIRING THE REGISTRAR TO REFUSE TO REGISTER ANY TRANSFER OF THIS CERTIFICATE IN VIOLATION OF THE FOREGOING RESTRICTIONS. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

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[GLOBAL CERTIFICATE]1

DELTA AIR LINES PASS THROUGH TRUST 2012-1B

DELTA AIR LINES PASS THROUGH CERTIFICATE, SERIES 2012-1B

Final Expected Regular Distribution Date: May 7, 2019

evidencing a fractional undivided interest in the Trust, the property of which includes or will include, among other things, certain Equipment Notes each secured by an Aircraft owned by Delta Air Lines, Inc.

Certificate No.	$ Fractional Undivided Interest representing 0.00079237419078785800% of the Trust per $1,000 face amount	CUSIP No. 24735T AA6

THIS CERTIFIES THAT             , for value received, is the registered owner of a $            (            dollars) Fractional Undivided Interest (or such lesser amounts as shall be the aggregate outstanding face amount hereof as set forth in the records of the Trustee) in the Delta Air Lines Pass Through Trust, Series 2012-1B (the “Trust”) created by U.S. BANK TRUST NATIONAL ASSOCIATION, as successor trustee (together with any successor in interest and any successor or other trustee appointed pursuant to the Trust Supplement referred to below, the “Trustee”) under a Pass Through Trust Agreement, dated as of November 16, 2000 (the “Basic Agreement”), between U.S. Bank Trust National Association (as successor in interest to State Street Bank and Trust Company of Connecticut, National Association) and Delta Air Lines, Inc., a Delaware corporation ( together with any successor in interest pursuant to Section 5.02 of the Basic Agreement, the “Company”), as supplemented by Trust Supplement No. 2012-1B thereto dated as of July 3, 2012 (collectively, and as may be amended from time to time, the “Agreement”), between the Trustee and the Company, a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is one of the duly authorized Certificates designated as “Delta Air Lines Pass Through Certificates, Series 2012-1B” (herein called the “Certificates”). This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement. By virtue of its acceptance hereof, the Certificateholder of this Certificate assents to and agrees to be bound by all of the provisions of the Agreement and the Intercreditor Agreement, including the subordination provisions of Section 9.09 of the Intercreditor Agreement. The Trust Property is expected to include certain Equipment Notes and includes all rights of the Trust and the Trustee, on behalf of the Trust, to receive any payments under the Intercreditor Agreement and the Class B Liquidity Facility. Each issue of the Equipment Notes will be secured by, among other things, a security interest in the Aircraft owned by the Company.

[1]	To be included on the face of each Global Certificate.

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The Certificates represent Fractional Undivided Interests in the Trust and the Trust Property, and will have no rights, benefits or interest in respect of any other separate trust established pursuant to the terms of the Basic Agreement for any other series of certificates issued pursuant thereto.

Subject to and in accordance with the terms of the Agreement and the Intercreditor Agreement, from funds then available to the Trustee, there will be distributed on each May 7 and November 7 (each, a “Regular Distribution Date”), commencing on November 7, 2012, to the Person in whose name this Certificate is registered at the close of business on the 15th day preceding the Regular Distribution Date, an amount in respect of the Scheduled Payments on the Series B Equipment Notes due on such Regular Distribution Date, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Scheduled Payments. Subject to and in accordance with the terms of the Agreement and the Intercreditor Agreement, in the event that Special Payments on the Series B Equipment Notes are received by the Trustee, from funds then available to the Trustee, there shall be distributed on the applicable Special Distribution Date, to the Person in whose name this Certificate is registered at the close of business on the 15th day preceding the applicable Special Distribution Date, an amount in respect of such Special Payments on the Series B Equipment Notes, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Special Payments so received. If a Regular Distribution Date or Special Distribution Date is not a Business Day, distribution shall be made on the immediately following Business Day and no interest shall accrue during the intervening period. The Trustee shall mail notice of each Special Payment and the Special Distribution Date therefor to the Certificateholder of this Certificate.

Distributions on this Certificate will be made by the Trustee by check mailed to the Person entitled thereto, without the presentation or surrender of this Certificate or the making of any notation hereon, except that with respect to Certificates registered on the Record Date in the name of a Clearing Agency (or its nominee), such distributions shall be made by wire transfer. Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Certificate will be made after notice mailed by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency of the Trustee specified in such notice.

The Certificates do not represent a direct obligation of, or an obligation guaranteed by, or an interest in, the Company, the Trustee, the Subordination Agent, any Loan Trustee or any Affiliate of any thereof. The Certificates are limited in right of payment, all as more specifically set forth on the face hereof and in the Agreement. All payments or distributions made to Certificateholders under the Agreement shall be made only from the Trust Property and only to the extent that the Trustee shall have sufficient income or proceeds from the Trust Property to make such payments in accordance with the terms of the Agreement. Each Certificateholder of this Certificate, by its acceptance hereof, agrees that it will look solely to the income and proceeds from the Trust Property to the extent available for any payment or distribution to such Certificateholder pursuant to the terms of the Agreement and that it will not have any recourse to the Company, the Trustee, the Loan Trustees or any Affiliate of any thereof except as otherwise expressly provided in the Agreement, in any Note Document or in the

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Intercreditor Agreement. This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby. A copy of the Agreement may be examined during normal business hours at the principal office of the Trustee, and at such other places, if any, designated by the Trustee, by any Certificateholder upon request.

The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement, at any time by the Company and the Trustee with the consent of the Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust. Any such consent by the Certificateholder of this Certificate shall be conclusive and binding on such Certificateholder and upon all future Certificateholders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Certificateholders of any of the Certificates.

As provided in the Agreement and subject to certain limitations set forth therein, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in its capacity as Registrar, or by any successor Registrar, duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Registrar, duly executed by the Certificateholder hereof or such Certificateholder’s attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in minimum denominations of $2,000 (or such other denomination that is the lowest integral multiple of $1,000 that is, at the time of issuance, equal to at least 1,000 euros) Fractional Undivided Interest and multiples of $1,000 in excess thereof except that one Certificate may be issued in a different denomination. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust, as requested by the Certificateholder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee shall require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

The Company, the Trustee, the Registrar and any Paying Agent shall deem and treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Company, the Trustee, the Registrar or any such agent shall be affected by any notice to the contrary.

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Each Certificateholder and Person with a beneficial interest herein, by its acceptance of this Certificate or such interest, agrees to treat the Trust as a grantor trust for all U.S. federal, state and local income tax purposes.

The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon the distribution to Certificateholders of all amounts required to be distributed to them pursuant to the Agreement and the disposition of all property held as part of the Trust Property.

Any Person acquiring or accepting this Certificate or an interest herein will, by such acquisition or acceptance, be deemed to represent and warrant to the Company, the Loan Trustees and the Trustee that either: (i) no assets of a Plan or any trust established with respect to a Plan, have been used to acquire this Certificate or an interest herein or (ii) the purchase and holding of this Certificate or interest herein by such Person (A) are exempt from the prohibited transaction restrictions of ERISA and the Code pursuant to one or more statutory or administrative prohibited transaction exemptions and (B) do not violate any Similar Law.

THIS CERTIFICATE AND THE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

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IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

DELTA AIR LINES PASS THROUGH TRUST 2012-1B

By:	U.S. BANK TRUST NATIONAL ASSOCIATION, as Trustee

By:
Title:

Dated:

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TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

U.S. BANK TRUST NATIONAL ASSOCIATION, as Trustee

By:
Authorized Officer

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[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

___________________________

Please print or typewrite name and address including zip code of assignee

___________________________

___________________________

the within Certificate and all rights thereunder, hereby irrevocably constituting and appointing              attorney to transfer said Certificate on the books of the Trustee with full power of substitution in the premises.

[THE FOLLOWING PROVISION TO BE INCLUDED ON ALL CERTIFICATES]

In connection with any transfer of this Certificate, the undersigned confirms that this Certificate is being transferred to a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended.

Date:
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

SIGNATURE GUARANTEE:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

[TO BE COMPLETED BY PURCHASER:]

The undersigned represents and warrants that it is purchasing this Certificate for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in

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reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:

NOTICE: To be executed by an executive officer

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EXHIBIT B to

TRUST SUPPLEMENT NO. 2012-1B

DTC LETTER OF REPRESENTATIONS

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SCHEDULE I-A to

TRUST SUPPLEMENT NO. 2012-1B

SERIES B EQUIPMENT NOTE

PRINCIPAL PAYMENTS

N334NB
Date	Scheduled Payments of Principal
November 7, 2012	$0.00
May 7, 2013	82,215.37
November 7, 2013	94,239.96
May 7, 2014	89,814.15
November 7, 2014	246,243.94
May 7, 2015	254,062.67
November 7, 2015	93,375.01
May 7, 2016	91,739.23
November 7, 2016	90,103.46
May 7, 2017	107,960.59
November 7, 2017	186,422.84
May 7, 2018	177,916.87
November 7, 2018	169,410.87
May 7, 2019	1,532,495.04

N335NB
Date	Scheduled Payments of Principal
November 7, 2012	$0.00
May 7, 2013	81,752.98
November 7, 2013	94,073.44
May 7, 2014	89,655.44
November 7, 2014	245,808.80
May 7, 2015	253,613.73
November 7, 2015	93,210.01
May 7, 2016	91,577.12
November 7, 2016	89,944.24
May 7, 2017	107,769.81
November 7, 2017	186,093.43
May 7, 2018	177,602.47
November 7, 2018	169,111.52
May 7, 2019	1,529,787.01

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N336NB
Date	Scheduled Payments of Principal
November 7, 2012	$0.00
May 7, 2013	79,237.21
November 7, 2013	92,999.17
May 7, 2014	88,576.47
November 7, 2014	245,885.04
May 7, 2015	253,964.85
November 7, 2015	92,436.06
May 7, 2016	90,830.81
November 7, 2016	89,225.53
May 7, 2017	87,620.28
November 7, 2017	187,119.48
May 7, 2018	178,772.14
November 7, 2018	170,424.80
May 7, 2019	1,567,908.16

N337NB
Date	Scheduled Payments of Principal
November 7, 2012	$0.00
May 7, 2013	79,039.14
November 7, 2013	93,330.22
May 7, 2014	88,891.78
November 7, 2014	246,760.32
May 7, 2015	254,868.90
November 7, 2015	92,765.11
May 7, 2016	91,154.13
November 7, 2016	89,543.16
May 7, 2017	87,932.19
November 7, 2017	187,785.57
May 7, 2018	179,408.52
November 7, 2018	171,031.47
May 7, 2019	1,573,489.49

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N338NB
Date	Scheduled Payments of Principal
November 7, 2012	$0.00
May 7, 2013	80,057.20
November 7, 2013	93,684.45
May 7, 2014	89,229.16
November 7, 2014	247,696.87
May 7, 2015	255,836.23
November 7, 2015	93,117.19
May 7, 2016	91,500.11
November 7, 2016	89,883.00
May 7, 2017	88,265.93
November 7, 2017	188,498.29
May 7, 2018	180,089.45
November 7, 2018	171,680.60
May 7, 2019	1,579,461.52

N339NB
Date	Scheduled Payments of Principal
November 7, 2012	$0.00
May 7, 2013	79,592.42
November 7, 2013	93,550.37
May 7, 2014	89,101.46
November 7, 2014	247,342.39
May 7, 2015	255,470.09
November 7, 2015	92,983.92
May 7, 2016	91,369.16
November 7, 2016	89,754.37
May 7, 2017	88,139.60
November 7, 2017	188,228.52
May 7, 2018	179,831.72
November 7, 2018	171,434.90
May 7, 2019	1,577,201.08

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N341NB
Date	Scheduled Payments of Principal
November 7, 2012	$0.00
May 7, 2013	79,543.05
November 7, 2013	93,315.33
May 7, 2014	88,877.59
November 7, 2014	246,720.93
May 7, 2015	254,828.22
November 7, 2015	92,750.30
May 7, 2016	91,139.58
November 7, 2016	89,528.87
May 7, 2017	87,918.15
November 7, 2017	187,755.60
May 7, 2018	179,379.88
November 7, 2018	171,004.17
May 7, 2019	1,573,238.33

N343NB
Date	Scheduled Payments of Principal
November 7, 2012	$0.00
May 7, 2013	79,175.80
November 7, 2013	93,444.44
May 7, 2014	89,000.56
November 7, 2014	247,062.29
May 7, 2015	255,180.80
November 7, 2015	92,878.63
May 7, 2016	91,265.69
November 7, 2016	89,652.73
May 7, 2017	88,039.79
November 7, 2017	188,015.38
May 7, 2018	179,628.07
November 7, 2018	171,240.77
May 7, 2019	1,575,415.05

Trust Supplement No. 2012-1B

(2012-1 EETC)

N345NB
Date	Scheduled Payments of Principal
November 7, 2012	$0.00
May 7, 2013	80,347.38
November 7, 2013	94,060.20
May 7, 2014	89,587.03
November 7, 2014	248,690.33
May 7, 2015	256,862.32
November 7, 2015	93,490.66
May 7, 2016	91,867.08
November 7, 2016	90,243.51
May 7, 2017	88,619.94
November 7, 2017	189,254.31
May 7, 2018	180,811.74
November 7, 2018	172,369.17
May 7, 2019	1,585,796.33

N359NW
Date	Scheduled Payments of Principal
November 7, 2012	$0.00
May 7, 2013	95,503.23
November 7, 2013	119,775.50
May 7, 2014	115,419.90
November 7, 2014	246,601.74
May 7, 2015	248,160.15
November 7, 2015	111,990.35
May 7, 2016	109,704.82
November 7, 2016	107,419.31
May 7, 2017	105,133.79
November 7, 2017	164,157.28
May 7, 2018	155,243.76
November 7, 2018	163,414.48
May 7, 2019	1,110,475.69

Trust Supplement No. 2012-1B

(2012-1 EETC)

N360NW
Date	Scheduled Payments of Principal
November 7, 2012	$0.00
May 7, 2013	94,388.80
November 7, 2013	95,676.13
May 7, 2014	116,325.84
November 7, 2014	253,246.07
May 7, 2015	255,389.04
November 7, 2015	113,409.08
May 7, 2016	111,117.99
November 7, 2016	108,826.88
May 7, 2017	106,535.80
November 7, 2017	169,025.34
May 7, 2018	160,090.09
November 7, 2018	151,154.82
May 7, 2019	1,198,814.12

N372NW
Date	Scheduled Payments of Principal
November 7, 2012	$0.00
May 7, 2013	87,515.75
November 7, 2013	101,027.26
May 7, 2014	96,282.69
November 7, 2014	263,978.78
May 7, 2015	272,360.63
November 7, 2015	100,100.00
May 7, 2016	98,346.43
November 7, 2016	96,592.84
May 7, 2017	115,736.05
November 7, 2017	199,849.29
May 7, 2018	190,730.69
November 7, 2018	181,612.09
May 7, 2019	1,642,867.50

Trust Supplement No. 2012-1B

(2012-1 EETC)

N373NW
Date	Scheduled Payments of Principal
November 7, 2012	$0.00
May 7, 2013	88,700.92
November 7, 2013	101,683.28
May 7, 2014	96,907.90
November 7, 2014	265,692.93
May 7, 2015	274,129.20
November 7, 2015	100,750.01
May 7, 2016	98,985.04
November 7, 2016	97,220.06
May 7, 2017	116,487.59
November 7, 2017	201,147.01
May 7, 2018	191,969.20
November 7, 2018	182,791.39
May 7, 2019	1,653,535.47

N374NW
Date	Scheduled Payments of Principal
November 7, 2012	$0.00
May 7, 2013	88,700.92
November 7, 2013	101,683.28
May 7, 2014	96,907.90
November 7, 2014	265,692.93
May 7, 2015	274,129.20
November 7, 2015	100,750.01
May 7, 2016	98,985.04
November 7, 2016	97,220.06
May 7, 2017	116,487.59
November 7, 2017	201,147.01
May 7, 2018	191,969.20
November 7, 2018	182,791.39
May 7, 2019	1,653,535.47

Trust Supplement No. 2012-1B

(2012-1 EETC)

N375NC
Date	Scheduled Payments of Principal
November 7, 2012	$0.00
May 7, 2013	87,919.93
November 7, 2013	103,089.64
May 7, 2014	98,187.08
November 7, 2014	272,563.72
May 7, 2015	281,520.20
November 7, 2015	102,465.43
May 7, 2016	100,686.01
November 7, 2016	98,906.56
May 7, 2017	97,127.14
November 7, 2017	207,422.06
May 7, 2018	198,169.03
November 7, 2018	188,916.00
May 7, 2019	1,738,027.20

N376NW
Date	Scheduled Payments of Principal
November 7, 2012	$0.00
May 7, 2013	88,724.27
November 7, 2013	103,834.50
May 7, 2014	98,896.52
November 7, 2014	274,533.12
May 7, 2015	283,554.30
November 7, 2015	103,205.79
May 7, 2016	101,413.51
November 7, 2016	99,621.20
May 7, 2017	97,828.93
November 7, 2017	208,920.77
May 7, 2018	199,600.89
November 7, 2018	190,281.00
May 7, 2019	1,750,585.20

Trust Supplement No. 2012-1B

(2012-1 EETC)

N67171
Date	Scheduled Payments of Principal
November 7, 2012	$0.00
May 7, 2013	76,608.17
November 7, 2013	86,318.24
May 7, 2014	82,316.21
November 7, 2014	222,838.69
May 7, 2015	229,658.53
November 7, 2015	85,253.35
May 7, 2016	83,746.67
November 7, 2016	100,445.76
May 7, 2017	98,436.85
November 7, 2017	167,794.66
May 7, 2018	159,959.90
November 7, 2018	152,125.12
May 7, 2019	1,351,497.85

N185DN
Date	Scheduled Payments of Principal
November 7, 2012	$0.00
May 7, 2013	272,367.90
November 7, 2013	201,123.74
May 7, 2014	194,712.94
November 7, 2014	366,879.48
May 7, 2015	363,536.15
November 7, 2015	220,402.67
May 7, 2016	215,421.81
November 7, 2016	210,440.95
May 7, 2017	205,460.10
November 7, 2017	1,780,654.26

Trust Supplement No. 2012-1B

(2012-1 EETC)

N186DN
Date	Scheduled Payments of Principal
November 7, 2012	$0.00
May 7, 2013	281,133.68
November 7, 2013	207,825.00
May 7, 2014	201,200.60
November 7, 2014	379,103.57
May 7, 2015	375,648.85
November 7, 2015	227,746.28
May 7, 2016	222,599.47
November 7, 2016	217,452.66
May 7, 2017	212,305.84
November 7, 2017	1,839,984.05

N187DN
Date	Scheduled Payments of Principal
November 7, 2012	$0.00
May 7, 2013	264,599.99
November 7, 2013	202,308.03
May 7, 2014	195,549.08
November 7, 2014	385,267.10
May 7, 2015	383,952.86
November 7, 2015	186,009.41
May 7, 2016	182,051.77
November 7, 2016	213,960.29
May 7, 2017	209,013.23
November 7, 2017	2,122,288.24

Trust Supplement No. 2012-1B

(2012-1 EETC)

N188DN
Date	Scheduled Payments of Principal
November 7, 2012	$0.00
May 7, 2013	244,068.78
November 7, 2013	190,464.88
May 7, 2014	183,958.22
November 7, 2014	370,208.71
May 7, 2015	369,917.71
November 7, 2015	175,875.48
May 7, 2016	172,172.83
November 7, 2016	168,470.18
May 7, 2017	197,859.90
November 7, 2017	273,764.06
May 7, 2018	1,877,239.25

N189DN
Date	Scheduled Payments of Principal
November 7, 2012	$0.00
May 7, 2013	240,798.30
November 7, 2013	191,463.97
May 7, 2014	184,780.85
November 7, 2014	379,591.43
May 7, 2015	380,238.36
November 7, 2015	177,547.64
May 7, 2016	173,848.73
November 7, 2016	170,149.81
May 7, 2017	166,450.91
November 7, 2017	282,504.18
May 7, 2018	2,031,625.82

Trust Supplement No. 2012-1B

(2012-1 EETC)

N190DN
Date	Scheduled Payments of Principal
November 7, 2012	$0.00
May 7, 2013	239,089.55
November 7, 2013	190,108.73
May 7, 2014	183,472.92
November 7, 2014	376,904.60
May 7, 2015	377,546.92
November 7, 2015	176,290.92
May 7, 2016	172,618.18
November 7, 2016	168,945.45
May 7, 2017	165,272.72
November 7, 2017	280,504.55
May 7, 2018	262,600.01
November 7, 2018	1,754,645.45

N191DN
Date	Scheduled Payments of Principal
November 7, 2012	$0.00
May 7, 2013	251,305.43
November 7, 2013	199,444.77
May 7, 2014	192,483.07
November 7, 2014	395,413.97
May 7, 2015	396,087.85
November 7, 2015	184,948.37
May 7, 2016	181,095.27
November 7, 2016	177,242.18
May 7, 2017	173,389.08
November 7, 2017	294,279.82
May 7, 2018	275,496.01
November 7, 2018	1,840,814.18

Trust Supplement No. 2012-1B

(2012-1 EETC)

N192DN
Date	Scheduled Payments of Principal
November 7, 2012	$0.00
May 7, 2013	256,667.95
November 7, 2013	203,962.21
May 7, 2014	196,842.83
November 7, 2014	404,370.11
May 7, 2015	405,059.26
November 7, 2015	189,137.46
May 7, 2016	185,197.09
November 7, 2016	181,256.72
May 7, 2017	177,316.36
November 7, 2017	300,945.28
May 7, 2018	281,736.00
November 7, 2018	262,526.73
May 7, 2019	1,619,982.00

N828MH
Date	Scheduled Payments of Principal
November 7, 2012	$0.00
May 7, 2013	165,699.93
November 7, 2013	181,224.65
May 7, 2014	172,932.34
November 7, 2014	462,102.73
May 7, 2015	475,695.49
November 7, 2015	178,410.08
May 7, 2016	214,198.13
November 7, 2016	209,956.57
May 7, 2017	205,715.03
November 7, 2017	346,004.20
May 7, 2018	329,462.18
November 7, 2018	312,920.14
May 7, 2019	2,726,678.53

Trust Supplement No. 2012-1B

(2012-1 EETC)

N829MH
Date	Scheduled Payments of Principal
November 7, 2012	$0.00
May 7, 2013	165,647.94
November 7, 2013	181,569.07
May 7, 2014	173,261.00
November 7, 2014	462,980.95
May 7, 2015	476,599.55
November 7, 2015	178,749.15
May 7, 2016	214,605.22
November 7, 2016	210,355.59
May 7, 2017	206,105.99
November 7, 2017	346,661.79
May 7, 2018	330,088.32
November 7, 2018	313,514.84
May 7, 2019	2,731,860.59

N830MH
Date	Scheduled Payments of Principal
November 7, 2012	$0.00
May 7, 2013	167,343.42
November 7, 2013	182,482.30
May 7, 2014	174,132.44
November 7, 2014	465,309.59
May 7, 2015	478,996.68
November 7, 2015	179,648.20
May 7, 2016	215,684.60
November 7, 2016	211,413.61
May 7, 2017	207,142.63
November 7, 2017	348,405.37
May 7, 2018	331,748.55
November 7, 2018	315,091.71
May 7, 2019	2,745,600.90

Trust Supplement No. 2012-1B

(2012-1 EETC)

N831MH
Date	Scheduled Payments of Principal
November 7, 2012	$0.00
May 7, 2013	165,970.70
November 7, 2013	182,743.23
May 7, 2014	174,381.42
November 7, 2014	465,974.91
May 7, 2015	479,681.57
November 7, 2015	179,905.07
May 7, 2016	215,993.00
November 7, 2016	211,715.90
May 7, 2017	207,438.81
November 7, 2017	348,903.54
May 7, 2018	332,222.91
November 7, 2018	315,542.24
May 7, 2019	2,749,526.70

N832MH
Date	Scheduled Payments of Principal
November 7, 2012	$0.00
May 7, 2013	166,375.61
November 7, 2013	182,637.11
May 7, 2014	174,280.17
November 7, 2014	465,704.35
May 7, 2015	479,403.05
November 7, 2015	179,800.61
May 7, 2016	215,867.58
November 7, 2016	211,592.97
May 7, 2017	207,318.36
November 7, 2017	348,700.96
May 7, 2018	332,030.00
November 7, 2018	315,359.02
May 7, 2019	2,747,930.21

Trust Supplement No. 2012-1B

(2012-1 EETC)

N833MH
Date	Scheduled Payments of Principal
November 7, 2012	$0.00
May 7, 2013	166,972.74
November 7, 2013	183,833.88
May 7, 2014	175,422.17
November 7, 2014	468,755.96
May 7, 2015	482,544.43
November 7, 2015	180,978.79
May 7, 2016	217,282.10
November 7, 2016	212,979.47
May 7, 2017	208,676.86
November 7, 2017	350,985.88
May 7, 2018	334,205.69
November 7, 2018	317,425.48
May 7, 2019	2,765,936.55

Trust Supplement No. 2012-1B

(2012-1 EETC)

SCHEDULE I-B to

TRUST SUPPLEMENT NO. 2012-1B

AGGREGATE SERIES B EQUIPMENT NOTE PRINCIPAL PAYMENTS

Payment Date	Scheduled Principal Payments
November 7, 2012	$0.00
May 7, 2013	4,477,064.46
November 7, 2013	4,336,976.98
May 7, 2014	4,181,387.73
November 7, 2014	10,135,926.35
May 7, 2015	10,338,497.79
November 7, 2015	4,270,381.04
May 7, 2016	4,424,064.20
November 7, 2016	4,390,063.89
May 7, 2017	4,435,505.84
November 7, 2017	12,473,223.02
May 7, 2018	9,779,628.36
November 7, 2018	8,678,634.35
May 7, 2019	44,281,645.99

Trust Supplement No. 2012-1B

(2012-1 EETC)

SCHEDULE II to

TRUST SUPPLEMENT NO. 2012-1B

SERIES B EQUIPMENT NOTES,

PRINCIPAL AMOUNTS, MATURITIES AND AIRCRAFT

Initial Principal Amount of Series B Equipment Notes	Maturity	Aircraft	Aircraft Registration Number
$3,216,000	May 7, 2019	A319-114 (AIRBUS A319-100)	N334NB
3,210,000	May 7, 2019	A319-114 (AIRBUS A319-100)	N335NB
3,225,000	May 7, 2019	A319-114 (AIRBUS A319-100)	N336NB
3,236,000	May 7, 2019	A319-114 (AIRBUS A319-100)	N337NB
3,249,000	May 7, 2019	A319-114 (AIRBUS A319-100)	N338NB
3,244,000	May 7, 2019	A319-114 (AIRBUS A319-100)	N339NB
3,236,000	May 7, 2019	A319-114 (AIRBUS A319-100)	N341NB
3,240,000	May 7, 2019	A319-114 (AIRBUS A319-100)	N343NB
3,262,000	May 7, 2019	A319-114 (AIRBUS A319-100)	N345NB
2,853,000	May 7, 2019	A320-212 (AIRBUS A320-200)	N359NW
2,934,000	May 7, 2019	A320-212 (AIRBUS A320-200)	N360NW
3,447,000	May 7, 2019	A320-212 (AIRBUS A320-200)	N372NW
3,470,000	May 7, 2019	A320-212 (AIRBUS A320-200)	N373NW
3,470,000	May 7, 2019	A320-212 (AIRBUS A320-200)	N374NW
3,575,000	May 7, 2019	A320-212 (AIRBUS A320-200)	N375NC
3,601,000	May 7, 2019	A320-212 (AIRBUS A320-200)	N376NW
2,897,000	May 7, 2019	757-232 (BOEING 757-200)	N67171
4,031,000	November 7, 2017	767-332ER (BOEING 767-300ER)	N185DN

Trust Supplement No. 2012-1B

(2012-1 EETC)

4,165,000	November 7, 2017	767-332ER (BOEING 767-300ER)	N186DN
4,345,000	November 7, 2017	767-332ER (BOEING 767-300ER)	N187DN
4,224,000	May 7, 2018	767-332ER (BOEING 767-300ER)	N188DN
4,379,000	May 7, 2018	767-332ER (BOEING 767-300ER)	N189DN
4,348,000	November 7, 2018	767-332ER (BOEING 767-300ER)	N190DN
4,562,000	November 7, 2018	767-332ER (BOEING 767-300ER)	N191DN
4,665,000	May 7, 2019	767-332ER (BOEING 767-300ER)	N192DN
5,981,000	May 7, 2019	767-432ER (BOEING 767-400ER)	N828MH
5,992,000	May 7, 2019	767-432ER (BOEING 767-400ER)	N829MH
6,023,000	May 7, 2019	767-432ER (BOEING 767-400ER)	N830MH
6,030,000	May 7, 2019	767-432ER (BOEING 767-400ER)	N831MH
6,027,000	May 7, 2019	767-432ER (BOEING 767-400ER)	N832MH
6,066,000	May 7, 2019	767-432ER (BOEING 767-400ER)	N833MH

Trust Supplement No. 2012-1B

(2012-1 EETC)

SCHEDULE III to

TRUST SUPPLEMENT NO. 2012-1B

NOTE DOCUMENTS

Participation Agreement

Indenture

Manufacturer’s Consent (as defined in any applicable Indenture)*

For each of the aircraft listed in Schedule II.

*	There is no Manufacturer’s Consent with respect to the Aircraft bearing U.S. registration numbers N359NW and N360 NW.

Trust Supplement No. 2012-1B

(2012-1 EETC)